UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2017

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2017, Celadon Group, Inc. (the “Company”) entered into a Seventh Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment: (i) amended the lease adjusted total debt to EBITDAR ratio and fixed charge coverage ratio financial covenants so that such covenants would not be tested for the twelve-month period ended December 31, 2017 (testing to resume for the twelve-month period ending March 31, 2018); (ii) increased the maximum amount of outstanding indebtedness under the Credit Agreement, including loans and letters of credit, from $221.3 million to $230.0 million, increased the existing loan sub-limit from approximately $192.2 million to $205.0 million, and maintained the letter of credit sub-limit of $30.0 million; (iii) amended the asset coverage ratio financial covenant so that a ratio of 1.05 to 1.00 is required for periods prior to March 31, 2018, and 1.85 to 1.00 for each week ending thereafter; (iv) amended the definition of “Total Assets” used in the calculation of the asset coverage ratio to include up to $78.2 million of the appraised value of certain U.S. real property assets;1 (v) reset the other financial covenant levels for the months of January through March 2018; (vi) added an excess borrowing fee on borrowings exceeding the previously effective maximum borrowing amount  at a rate of .05% per day on the excess amount,  payable upon the earliest to occur of March 31, 2018, acceleration of the obligations under the loan documents, or repayment in full of the obligations under the loan documents (the “Fee Payment Date”); (vii) extended the due date for certain previously accrued fees to the Fee Payment Date; (viii) required an amendment fee, due and payable on the Fee Payment Date, equal to $2.5 million, plus a fee of $50,000 per day beginning February 15, 2018, increasing to $75,000 per day beginning March 1, 2018, and increasing to $100,000 per day beginning March 15, 2018; and (ix) increased the interest rate on borrowings to the greater of 8.0% or the applicable base rate plus 3.75%.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Item 7.01          Regulation FD Disclosure.

On December 26, 2017, the Company issued a press release discussing the Amendment.  A copy of the press release is attached to this report as Exhibit 99.1.

1 The asset coverage ratio calculation still excludes certain assets not consisting of U.S. real property, U.S. rolling stock, and U.S. accounts receivable.

Item 8.01	Other Events.

As previously disclosed, the Company has been delayed in filing certain of its periodic reports with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. As a result of the delay, the Company has been unable to make certain corporate governance disclosures that otherwise would have been included in the Company’s Form 10-K or annual meeting proxy statement under Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. The NYSE has advised the Company that it may provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.

Board of Directors

The Company's Board of Directors (the “Board”) is comprised of the following directors: Paul Svindland, Kenneth Buck, Jr., Catherine Langham, Michael Miller, Robert Long, and Kathleen Ross.

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of each director, is set forth below. All references to experience with the Company include positions within the Company's operating subsidiaries.

Paul Svindland, 47, was named a director of the Company and has served as the Company's Chief Executive Officer since July 2017. Mr. Svindland previously served as Chairman and Chief Executive Officer of Farren International Holdings, Inc., a private equity backed holding company for multiple trucking companies, and held such positions since its merger with EZE Trucking Holdings, Inc. in July 2016. Prior to the merger, Mr. Svindland had served as Chief Executive Officer of EZE Trucking Holdings, Inc. since April 2014. Prior to joining EZE, he served as Executive Vice President and Chief Operating Officer at Pacer International, a leading intermodal and logistics provider that was publicly traded prior to being acquired by XPO Logistics, Inc. Prior to Pacer International, Mr. Svindland was a Managing Director of AlixPartners LLP, a global business-advisory firm, where he co-led the global transportation and logistics practice, working with carriers and shippers to improve their overall operational and financial performance. He joined AlixPartners in October 2006 as a Director and was promoted to Managing Director in December 2009. From 2000 to October 2006, he worked for ICG Commerce (now a part of Accenture), a leading sourcing, procurement, and logistics company where he led the firm's global logistics practice. Mr. Svindland's experience also includes several years in management roles with Maersk Inc., the world's largest steamship line. Mr. Svindland serves on the boards of Suntecktts, HwyTribe and The Salzberg Program at The Whitman School of Management, Syracuse University. Mr. Svindland earned a Bachelor of Science degree from Syracuse University School of Management and an MBA from The Wharton School of Business, University of Pennsylvania.

Kenneth Buck, Jr., 58, was named a director of the Company in February 2016. Mr. Buck served as the Company’s Executive Vice President of Business Development from February 2016 until his retirement in August 2017.  Since his retirement, Mr. Buck has served as a board member and advisor to Cargo Logistics Group, a Baltimore-based international freight forwarder. Mr. Buck previously served as President of the Company’s A&S Kinard Logistics, LLC subsidiary since its acquisition in October 2014. Mr. Buck joined A&S Trucking Service, Inc. (a trucking and logistics company) in February 2005 as an equity partner and became President and CEO of A&S Services Group, LLC the successor entity, in June 2009. Mr. Buck was Vice President of Sales at Cowan Systems in Baltimore prior to joining A&S. He has 35 years of transportation experience in sales, sales management, and executive management.

Catherine Langham, 59, has served as a director of the Company since July 2007. She is a member of the Audit Committee and the Compensation Committee, and chairs the Nominating and Corporate Governance Committee. Ms. Langham is President and Chief Executive Officer of Langham Logistics, Inc. ("LLI"), a global freight management company specializing in transportation, warehousing, and distribution based in Indianapolis, Indiana. Ms. Langham has been with LLI since its inception over twenty-five years ago, and brings extensive experience in the logistics industry to her role as a director. Ms. Langham serves as a director of The Finish Line, Inc. and as Chairperson of H.H. Gregg. Ms. Langham was a director of Marsh Supermarket, Inc. from 1998 through September 2006 and previously served as a member of the Regions Bank Board of Advisors, as a member of the Board of the Indiana Economic Development Corporation, as Chairperson of the Greater Indianapolis Chamber of Commerce, and as the Chairperson of the Board of the National Association of Women Business Owners, Indiana Chapter. Ms. Langham is the 2016-2017 Chairperson of the Central Indiana Corporate Partnership (CICP).

Michael Miller, 72, was appointed Chairman of the Board in July 2017. He has served on the Board since 1992, including as Lead Independent Director until his appointment as Chairman of the Board, and currently serves as Chairman of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Miller’s distinguished leadership experience has included Chairman of the Board and CEO of Aarnel Funding Corporation, a venture capital/real estate company, President of Lofts for Living, a developer of Manhattan real estate, Independence Realty, an owner and manager of real estate properties, CEO of Miller Investment Company, Inc., a private investment company, and President of Madison Thirty-Five, an owner of Manhattan real estate.  Mr. Miller has served as a Trustee and member of the Board of Directors of the Beth Israel Hospital in New Jersey and was the President of their Emergency Care Center. New Jersey Governor Kean appointed Mr. Miller to the New Jersey Governor’s Advisory Commission on Capital Expenditures for Health Care Facilities.

Robert Long, 63, became a director of the Company in December 2014. Mr. Long is a member of the Compensation Committee and Nominating and Corporate Governance Committee, and serves as chairman of the Audit Committee.  Mr. Long retired from KPMG in December 2006 as managing partner of the firm's Indianapolis office. He began his career in KPMG's Atlanta office in 1977 and served as audit partner for a variety of public and privately held manufacturing, transportation, and financial services companies, including audits conducted in conformity with Public Company Accounting Oversight Board standards.  Since April 2007, he has served on the Audit Committee of the Federal Home Loan Bank of Indianapolis, a public wholesale bank, including serving as the Chairman of the Audit Committee and Audit Committee Financial Expert since September 2009.  He also served as Chairman of the audit committees of Schulman Associates Institutional Review Board, a private-equity owned company that provides independent review services to pharmaceutical and clinical research companies, from October 2009 through December 2014, Beefeaters Holding Company, a private-equity owned producer and distributor of pet treats, from August 2010 through August 2015, and Kenra LLC, a private-equity owned producer and distributor of professional hair care products, from April 2007 through December 2008.  Mr. Long also served as Chairman of the Board of Kenra LLC from January 2009 through December 2010.

Kathleen Ross, 64, was named a director of the Company in October 2017. Ms. Ross is a member of the Compensation Committee and Nominating and Corporate Governance Committee. Ms. Ross brings to the Company senior leadership experience in banking, financing, capital structure optimization, equity and debt offerings, and financial and other risk management. Prior to her retirement in 2016, Ms. Ross served as a Senior Vice President for Bank of America’s transportation and logistics group. Ms. Ross previously served as a Senior Vice President at LaSalle Bank from 2003 until its acquisition by Bank of America in 2008. Throughout her career, Ms. Ross has specialized in serving the transportation, logistics, and supply chain industry, and has covered this space for 35 years.  Ms. Ross has also served as a member of Northwestern University’s Transportation Center’s Business Advisory Council since 2008.

Independent Directors

The Board has determined that the following directors are “independent” under NYSE Rule 303A.02: Catherine Langham, Michael Miller, Robert Long, and Kathleen Ross (collectively, the “Independent Directors”). In determining that Ms. Langham is independent, the Board considered that LLI and the Company engage in freight brokerage transactions from time to time in the ordinary course of business and such transactions are immaterial in amount. None of the Independent Directors or any of their immediate family members has or had any of the disqualifying relationships with the Company or the Company’s subsidiaries specified in NYSE Rule 303A.02.

Executive Sessions

Mr. Miller, the Chairman of the Board, is the presiding director for all executive sessions. The Company's Independent Directors will continue to hold at least two meetings annually at which only independent directors are present.

Communications with the Board

The Board has adopted procedures by which the Company's stockholders and other interested parties may communicate with members of the Board, including the Independent Directors, individually or as a group. If you wish to communicate with the entire Board, you may send correspondence to them addressed as follows: The Board of Directors, Celadon Group, Inc., c/o Michael Miller – Chairman of the Board, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235. Written communications addressed in this manner will be copied and distributed to each director at or prior to the next meeting of the Board. If you wish to communicate with an individual director, you may send correspondence addressed to him or her as follows: Name – Director, Celadon Group, Inc., c/o Michael Miller– Chairman of the Board, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235. Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next meeting of the Board, following clearance through normal security procedures.

Code of Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of the Company's directors, officers, and employees. The Code of Business Conduct and Ethics includes provisions applicable to the Company's principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, which constitute a “code of ethics” within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Business Conduct and Ethics is available on the Company's website at www.celadontrucking.com.

Corporate Governance Guidelines and Committee Charters

The Company’s Corporate Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter are each available on the Company's website at www.celadontrucking.com.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Seventh Amendment to Amended and Restated Credit Agreement dated December 22, 2017.
	99.1	Press release dated December 26, 2017.

The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Exhibit 99.1 of this report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of the Company's management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In Exhibit 99.1, statements relating to the expectation that the amendment will provide an appropriate time period for the refinancing, the covenant relief, and the additional borrowing capacity, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 29, 2017	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Seventh Amendment to Amended and Restated Credit Agreement dated December 22, 2017.
99.1	Press release dated December 26, 2017.